Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Thermadyne Holdings Corporation:
We consent to the incorporation by reference in the Registration Statements (i) on Form S-8 (No. 333-126216) pertaining to the 2005 Employee Stock Purchase Plan and (ii) on Form S-8 (No. 333-118718) pertaining to the 2004 Non-Employee Directors’ Stock Option Plan, 2004 Stock Incentive Plan, Non-Employee Directors’ Deferred Stock Compensation Plan, and Individual Stock Option Agreements of Thermadyne Holdings Corporation of our reports dated March 12, 2008 with respect to the consolidated balance sheets of Thermadyne Holdings Corporation as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2007 and the effectiveness of internal control over financial reporting as of December 31, 2007.
Our report dated March 12, 2008, on the effectiveness of internal control over financial reporting as of December 31, 2007, expresses our opinion that Thermadyne Holdings Corporation did not maintain effective internal control over financial reporting as of December 31, 2007 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states the Company’s procedures for review and approval of the accounting for nonroutine transactions were not effective.
As discussed in Note 2 to the consolidated financial statements, effective as of the end of the fiscal year after December 15, 2006 the Company adopted the recognition and disclosure provisions as required by Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans.
As discussed in Note 14 to the consolidated financial statements, effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (Revised 2004), Shared-Based Payment.
(signed) KPMG LLP
St. Louis, Missouri
March 12, 2008